UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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ASSOCIATED ESTATES REALTY CORPORATION
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June 10, 2015

Dear Associated Estates Corporate Office and Regional Management Teams,
Over the past few weeks, many of us have been working closely with Brookfield Asset Management (“Brookfield") and Fairfield Residential (“Fairfield”) to develop a smooth transition plan for our pending merger with an affiliate of Brookfield. Representatives from Brookfield and Fairfield have toured our properties, visited our corporate office and met with our leadership team. The feedback has been overwhelmingly positive, and it has been no surprise to hear they are impressed with our “Great Living” standard of excellence. This is, without a doubt, because of all of you.
For those of you who don’t know, Brookfield is a global asset manager focused on real estate, renewable power and infrastructure. In 2010, Brookfield became the majority owner of Fairfield, which is among the most experienced multifamily operating companies in the United States. Fairfield currently manages a portfolio of more than 50,000 apartment units across the country, and consistently ranks among the top 20 multifamily property management operators, based on the number of units managed. It is Brookfield’s intention to continue to grow its multifamily portfolio. The merger will help Brookfield further that goal, and enable them to establish a “best-of-both worlds” operating platform under the Fairfield umbrella.
Integrating two distinct operating platforms into a single, “best-of-both worlds” platform necessarily requires that many decisions be made, with some decisions being more complex than others. For example, we know that upon the closing of the merger, Fairfield will become the operating umbrella for our properties. Although we expect most of our property-based employees will be offered positions and may elect to become employees of Fairfield, the future role of each member of our corporate office and regional management teams continues to be assessed by Fairfield. In fact, the transition plan, once it is fully developed, may defer some of those decisions until after the merger has been completed.
Regarding your future role, we can report that Brookfield and Fairfield are beginning to have in depth discussions with our corporate and regional management employees, both collectively and one-on-one, to better understand your functional roles and responsibilities. This presents an important opportunity for each of you to not only showcase and demonstrate our exceptional work, but to learn how Fairfield operates and manages its business.
I understand you will have many questions regarding this process, and I remain committed to keeping you informed as I learn more. In the meantime, thank you for maintaining our high standard of operational excellence in our day-to-day work, and for remaining focused on your area of expertise.
Sincerely,

/s/ Jeffrey I. Friedman
Jeffrey I. Friedman
President & CEO

Additional Information and Where to Find It
In connection with the proposed merger, a preliminary proxy statement on Schedule 14A has been filed with the SEC.  ASSOCIATED ESTATES SHAREHOLDERS ARE ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The final proxy statement will be mailed to shareholders of Associated Estates.  Shareholders will be able to obtain the documents free of charge at the SEC's website,  www.sec.gov  or from Associated Estates at its website,  www.associatedestates.com, or by contacting Jeremy Goldberg, Vice President of Corporate Finance and Investor Relations, at (216) 797-8715.

Participants in Solicitation
Associated Estates and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger.  Information concerning Associated Estates' participants is set forth in the proxy statement, filed April 3, 2015, for Associated Estates' 2015 annual meeting of shareholders as filed with the SEC on Schedule 14A.  Additional information regarding the interests of participants of Associated Estates in the solicitation of proxies in respect of the proposed merger will be included in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.

June 10, 2015

Dear Associated Estates Property-Based Employees,
Over the past few weeks, many of us have been working closely with Brookfield Asset Management (“Brookfield") and Fairfield Residential (“Fairfield”) to develop a smooth transition plan for our pending merger with an affiliate of Brookfield. Representatives from Brookfield and Fairfield have toured our properties, visited our corporate office and met with our leadership team. The feedback has been overwhelmingly positive, and it has been no surprise to hear they are impressed with our “Great Living” standard of excellence. This is, without a doubt, because of all of you.
For those of you who don’t know, Brookfield is a global asset manager focused on real estate, renewable power and infrastructure. In 2010, Brookfield became the majority owner of Fairfield, which is among the most experienced multifamily operating companies in the United States. Fairfield currently manages a portfolio of more than 50,000 apartment units across the country and consistently ranks among the top 20 multifamily property management operators, based on the number of units managed. It is Brookfield’s intention to continue to grow its multifamily portfolio. The merger will help them further that goal, and enable Brookfield to establish a “best-of-both worlds” operating platform. We believe that this represents an opportunity for Associated Estates employees to be a part of something even greater.
Upon closing of the merger, Fairfield will become the operating umbrella for all our properties, and continue to operate them much in the same manner as we did prior to the merger. Brookfield and Fairfield recognize the dedication, value and high level of service you bring to your communities every day. Beginning in mid-June, the Fairfield management team will be visiting each of our properties for a “meet and greet.” This will present an opportunity for you to learn more about Fairfield, and for both you and Fairfield to gain an understanding of each other’s capabilities. This will be the first step in the integration process for our property level personnel who may have the opportunity and elect to continue their careers with Fairfield. Next steps will include onboarding paperwork, distribution of compensation and benefits information, completion of new hire paperwork and learning the new Fairfield policies and procedures.
You will be receiving communications from Fairfield very soon, which will detail the process, timelines and contact names for any questions. However, until the merger closes, your current reporting structure will not change. The future role of each member of our corporate office and regional management teams have not yet been determined.
We understand there will be many questions regarding this process, and we remain committed to keeping you informed as we learn more. You should be proud of the reputation you have helped build and the role you have played in the success of Associated Estates. We are optimistic about your growth potential as you move into this next phase.
Thank you in advance for maintaining our high standards in all of our day-to-day operations and for continuing to remain focused on serving our residents.

Sincerely,

/s/ Jeffrey I. Friedman	/s/ John T. Shannon
Jeffrey I. Friedman	John T. Shannon
President & CEO	Senior Vice President of Operations

Additional Information and Where to Find It
In connection with the proposed merger, a preliminary proxy statement on Schedule 14A has been filed with the SEC.  ASSOCIATED ESTATES SHAREHOLDERS ARE ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The final proxy statement will be mailed to shareholders of Associated Estates.  Shareholders will be able to obtain the documents free of charge at the SEC's website,  www.sec.gov  or from Associated Estates at its website,  www.associatedestates.com, or by contacting Jeremy Goldberg, Vice President of Corporate Finance and Investor Relations, at (216) 797-8715.

Participants in Solicitation
Associated Estates and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger.  Information concerning Associated Estates' participants is set forth in the proxy statement, filed April 3, 2015, for Associated Estates' 2015 annual meeting of shareholders as filed with the SEC on Schedule 14A.  Additional information regarding the interests of participants of Associated Estates in the solicitation of proxies in respect of the proposed merger will be included in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.